Exhibit 10.11

WORK ORDER NO. 12

THIS WORK ORDER NO. 12 is by and between RADIUS HEALTH, INC. (“RADIUS”) and LONZA Sales Ltd, a Swiss company having an address at Muenchensteinerstrasse 38, CH-4002 Basel, Switzerland (together with its Affiliates, “Manufacturer”), and upon execution will be incorporated into the Development and Manufacturing Services Agreement between RADIUS and Manufacturer dated October 16, 2007 (the “Agreement”). Capitalized terms in this Work Order will have the same meanings as set forth in the Agreement.

RADIUS hereby engages Manufacturer to provide Services, as follows:

1.             API/Drug Substance and Product.

BA058

Peptide Sequence:  H-Ala-Val-Ser-Glu-His-Gln-Leu-Leu-His-Asp-Lys-Gly-Lys-Ser-Ile-Gln-Asp-Leu-Arg-Arg-Arg-Glu-Leu-Leu-Glu-Lys-Leu-Leu-Aib-Lys-Leu-His-Thr-Ala-NH2

2.             Services.  Manufacturer will render to RADIUS the following Services:

Activity 1:

•	Report on development of analytical methods FG2/TG2:	Price : 6’925 €

Activity 2:

•	Update of DP CoA with additional specifications:	Price: 1’040 €

Activity_3:

•	Test of Phenol impact on API content by FG2	Price: 2’615 €

Activity_4:

•	Manufacturing of a new reference standard starting from 11.8g of lot 7AL1 (VAL1) — aliquots of 100mg (100 to 118 vials)	Price: 46’550 €

Radius shall place purchase orders with Manufacturer in accordance with Work Order 12 and shall not be permitted to terminate the Services covered by such purchase orders.

3.             Facilities.  The Services described above will be rendered at the Facility unless another facility of Manufacturer is indicated below:

N/A

4.             RADIUS Materials.  RADIUS will provide to Manufacturer the following materials to be used by Manufacturer to perform the Services:

None

5.             RADIUS Equipment.

None

6.             Manufacturer Representative.

Richard W. Coombs,, Sales Manager, Lonza

7.                         RADIUS Representative.

David Hanley, Executive Director, Technical Operations

8.                         Compensation.

Radius will be invoiced 100% upon execution of this Work Order 57’130€.

The total compensation due Manufacturer for Services under this Work Order is not expected to exceed 60’000€

9.                          General: RADIUS and Manufacturer must agree in advance of either party making any change in the compensation due hereunder. Manufacturer will invoice RADIUS to the attention of David Hanley, for Services rendered under this Work Order.  Manufacturer will invoice RADIUS for all amounts due under this Work Order.  All undisputed payments will be made by RADIUS within thirty (30) days of receipt of invoice.

All other terms and conditions of the Agreement will apply to this Work Order.

WORK ORDER AGREED TO AND ACCEPTED BY:

RADIUS HEALTH, INC.		LONZA SALES LTD

By	/s/ Gregory C. Williams	By	/s/ Fabrice Gachot

Print Name	Gregory C. Williams	Print Name	Fabrice Gachot
Title	Chief Development Officer	Title	Director / Key Account Management
Date	13 August 2015	Date	24 Aug. 2015

		By	/s/ Nadia Zieger

		Print Name	Nadia Zieger
		Title	Senior Legal Counsel
		Date	24Aug2015

Approve by LONZA Legal Dept.
/s/ BGL